Exhibit 21
SUBSIDIARIES OF PRECISION CASTPARTS CORP.

	Approximate	State or Jurisdiction
	Percentage of Voting	of Incorporation or
Name of Subsidiary	Securities Owned	Organization
120'1309 Ontario Limited	100%	Canada
AAA Aircraft Supply, LLC	100%	Delaware
Accra Manufacturing, Inc.	100%	Washington
AETC Limited	100%	United Kingdom
AF Aerospace Limited	100%	United Kingdom
Aerocraft Heat Treating Co., Inc.	100%	California
AFT Europe-Advanced Forming Technology Ltd.	100%	Hungary
Airdrome Parts Co., Limited	100%	United Kingdom
AlloyWorks, LLC	100%	North Carolina
Arcturus Manufacturing Corporation	100%	California
Avibank Mfg., Inc.	100%	Delaware
Avibank Services, LLC	85%	Delaware
Brittain Machine, Inc.	100%	Delaware
BTM Manufacturing Corporation	100%	China
BTM Manufacturing, LP	100%	Texas
Caledonian Alloys (Canada) Ltd.	100%	Canada
Caledonian Alloys France SAS	100%	France
Caledonian Alloys Group Limited	100%	United Kingdom
Caledonian Alloys, Inc.	100%	South Carolina
Caledonian Alloys Limited	100%	United Kingdom
Caledonian Alloys s.r.o.	100%	Czech Republic
Cannon-Muskegon Corporation	100%	Michigan
Carlton Forge Works	100%	California
Centra Industries Inc.	100%	Canada
Chengde Pipe Hong Kong Limited	100%	Hong Kong
Chevron Aerostructures Limited	100%	United Kingdom
Cometal SAS	100%	France
Compass Aerospace Northwest, Inc.	100%	Delaware
Daido-Special Metals Ltd.	50%	Japan
Designed Metal Connections, Inc.	100%	Delaware
Dickson Testing Co., Inc	100%	California
Environment-One Corporation	100%	New York
Exacta Aerospace, Inc.	100%	Kansas
Farrow Machine & Manufacturing Co., Inc.	100%	Texas
Fatigue Technology, Inc.	100%	Washington
Fortner Aerospace Manufacturing, Inc.	100%	Arizona
FTI Manufacturing, Inc.	100%	Washington
GCM North American Aerospace, LLC	100%	Minnesota
Greenville Metals, Inc.	100%	Pennsylvania
Greenville Tube Company LLC	100%	Delaware
Hackney Ladish, Inc.	100%	Delaware
Hamilton Aviation, Inc.	100%	Oregon
Helicomb International, Inc.	100%	Oklahoma
Howell Penncraft, Inc.	100%	Delaware

Huntington Alloys Corporation	100%	Delaware
J & L Fiber Services, Inc.	100%	Wisconsin
Kadimi Tool Manufacturing Company Private Limited	50%	India
KALISTRUT Aerospace S.A.S.	100%	France
Ken's Spray Equipment, Inc.	100%	California
Klune Holdings, Inc.	100%	Delaware
Klune Industries, Inc.	100%	California
Klune Precision Casting, L.L.C.	100%	Utah
LJ Aero Holdings, Inc.	100%	Delaware
LJ Synch Holdings, Inc.	100%	Delaware
Loterios, S.r.l.	100%	Italy
McSwain Manufacturing Corporation	100%	Ohio
McWilliams Forge Company	100%	Delaware
Metalac Fasteners, Inc.	100%	Oregon
Metalac S.A. Industria E Comercio	100%	Brazil
Metalac SPS Industria E Comercio Ltda.	100%	Brazil
NSS Technologies, Inc.	100%	Michigan
O.F. Holdings Pty Ltd	100%	Australia
Oregon Plasma Melting	50%	Oregon
Overall Forge Holding Pty. Limited	100%	Australia
Overall Forge Nominees Pty Ltd	100%	Australia
Overall Forge Pty Ltd	100%	Australia
PCC Aerostructures Dorval Inc.	100%	Canada
PCC Aerostructures Mexico, S.A. de C.V.	100%	Mexico
PCC Aerostructures Wilkes-Barre, LLC	100%	Oregon
PCC Airfoils LLC	100%	Ohio
PCC Airfoils S.A. de C.V.	100%	Mexico
PCC-BTM Holdco LLC	100%	Texas
PCC BTM LLC	100%	Texas
PCC European Holdings S.a.r.l.	100%	Luxembourg
PCC Finance Luxembourg S.a.r.l.	100%	Luxembourg
PCC Flow Technologies Holdings, Inc.	100%	Delaware
PCC Flow Technologies, Inc.	100%	Delaware
PCC Flow Technologies Limited	100%	United Kingdom
PCC Johns Landing LLC	100%	Delaware
PCC KLAD LLC	100%	Texas
PCC Luxembourg Holdings LLC	100%	Delaware
PCC Luxembourg Holdings S.C.S.	100%	Luxembourg
PCC Rollmet, Inc.	100%	California
PCC Specialty Products, Inc.	100%	Delaware
PCC Structurals, Inc.	100%	Oregon
Permaswage Holding SAS	100%	France
Permaswage Holdings, Inc.	100%	Delaware
Permaswage SAS	100%	France
Permaswage (Suzhou) Co. Ltd.	100%	China
Plasma Coating Corporation	100%	Oklahoma
Precision Castparts Corp. France S.a.r.l.	100%	France
Precision Castparts CZ s.r.o.	100%	Czech Republic
Precision Founders, Inc.	100%	California
Precision MO Corp.	100%	Oregon

Primus International Cayman Co.	100%	Cayman
Primus International Holding Company	100%	Delaware
Primus International Inc.	100%	Washington
Primus International Suzhou Ltd.	100%	China
Progressive Incorporated	100%	Delaware
Protective Coatings, Inc.	100%	Washington
PT. Flo-Bend Indonesia	100%	Indonesia
RathGibson Cayman Islands Company	100%	Cayman
RathGibson Holding Co. LLC	100%	Delaware
RathGibson International LLC	100%	Delaware
RathGibson Janesville LLC	100%	Delaware
RathGibson LLC	100%	Delaware
RathGibson North Branch LLC	100%	Delaware
RathGibson Tubes Private Limited	100%	India
Shur-Lok International S.A.	100%	Belgium
SMW Holdings Limited	100%	United Kingdom
Sons of Shadrow (Hungary) Trading Limited Liability Company	100%	Hungary
SOS International Holdings, LLC	100%	Delaware
SOS Metals Asia Holdings Pte. Ltd	100%	Singapore
SOS Metals Brasil LTDA	100%	Brazil
SOS Metals (China) Limited	100%	Hong Kong
SOS Metals (Europe) Holdings LTD	100%	United Kingdom
SOS Metals (Germany) GmbH	100%	Germany
SOS Metals (Hong Kong) Limited	100%	Hong Kong
SOS Metals, Inc.	100%	California
SOS Metals (Italy) S.R.L.	100%	Italy
SOS Metals Midwest, LLC	100%	Delaware
SOS Metals San Diego, LLC	100%	California
SOS Metals (Singapore) Pte. Ltd.	100%	Singapore
SOS Metals Taiwan Ltd.	100%	Taiwan
SOS Metals (UK) Limited	100%	United Kingdom
S.O.S. Waste Management Inc.	100%	California
Southwest United Canada, Inc.	100%	Canada
Southwest United Galnik, S.A. de C.V.	100%	Mexico
Southwest United Industries, Inc.	100%	Oklahoma
Special Metals Corporation	100%	Delaware
Special Metals Deutschland Limited	100%	United Kingdom
Special Metals Pacific Pte Ltd	100%	Singapore
Special Metals Services Limited	100%	United Kingdom
Special Metals Wiggin Limited	100%	United Kingdom
Special Metals Wiggin Trustees Limited	100%	United Kingdom
Specialized Pipe Services, Inc.	100%	Texas
SPS Aerostructures Limited	100%	United Kingdom
SPS Asia Limited	100%	Hong Kong
SPS Chevron Limited	100%	United Kingdom
SPS (China) Co., Ltd.	100%	China
SPS International Investment Company	100%	Delaware
S.P.S. International Limited	100%	Ireland
SPS International S.a.r.l.	100%	Luxembourg
SPS International Trading (Shanghai) Co. Ltd.	100%	China

SPS Technologies (Australia) Pty Ltd	100%	Australia
SPS Technologies Limited	100%	United Kingdom
SPS Technologies, LLC	100%	Pennsylvania
SPS/Unbrako K.K.	100%	Japan
StratoFlight	100%	California
Summit Machine, LLC	100%	California
Synchronous Aerospace Group	100%	California
Texas Honing, Inc.	100%	Texas
THI Acquisition, Inc.	100%	Delaware
Thixoforming LLC	100%	Colorado
TIMET Asia, Inc.	100%	Delaware
TIMET Bermuda Ltd.	100%	Bermuda
TIMET Europe Limited	100%	United Kingdom
TIMET Germany GmbH	100%	Germany
TIMET Powdered Metals, LLC	100%	Delaware
TIMET Real Estate Corporation	100%	Colorado
TIMET Savoie, SA	70%	France
TIMET UK (Export) Limited	100%	United Kingdom
TIMET UK Holding Company Limited	100%	United Kingdom
TIMET UK Limited	100%	United Kingdom
Titanium MC Limited	100%	United Kingdom
Titanium Metals Corporation	100%	Delaware
TMCA International, Inc.	100%	Delaware
Trans World Alloys, Inc.	100%	Oregon
Transporte Y Reciclaje de Metales SOS, S.A. de C.V.	100%	Mexico
University Swaging Corporation	100%	Delaware
Vent-Tek Designs LLC	50%	Delaware
Walden's Machine, LLC	100%	Oklahoma
Weaver Manufacturing, Inc.	100%	Kansas
Western Aerospace Limited	100%	Australia
Western Australian Specialty Alloys Pty. Ltd.	100%	Australia
Wyman-Gordon Company	100%	Massachusetts
Wyman-Gordon de Mexico, S. de R.L. de C.V.	100%	Mexico
Wyman-Gordon Forgings (Cleveland), Inc.	100%	Ohio
Wyman-Gordon Forgings, Inc.	100%	Delaware
Wyman-Gordon Investment Castings, Inc.	100%	Delaware
Wyman-Gordon Limited	100%	United Kingdom
Wyman-Gordon (Lincoln) Limited	100%	United Kingdom
Wyman-Gordon Monterrey, S. de R.L. de C.V.	100%	Mexico
Wyman-Gordon Pennsylvania, LLC	100%	Oregon
Wyman Gordon, s.r.o.	100%	Czech Republic
Wyman SC, Inc.	100%	California
Yangzhou Chengde Steel Tube Co., Ltd.	50%	China